UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2015 (December 31, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 413-9100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2014, the Board of Directors (the “Board”) of American Realty Capital Properties, Inc. (the “Company”) determined to assign responsibility for reviewing, and, if appropriate, approving related person transactions to its Nominating and Corporate Governance Committee. Accordingly, the Board adopted an amendment to the bylaws of the Company (the “Bylaws”) to delete Section 3.11 (which had previously established a Conflicts Committee of the Board to review and, if appropriate, approve certain related person transactions) and amended the charters of the Audit Committee and the Nominating and Corporate Governance Committee to reflect this change. The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to Amendment No. 2 to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The amended charters of the Audit Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at www.arcpreit.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 2 to the Bylaws of American Realty Capital Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

Date: January 5, 2015

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 2 to the Bylaws of American Realty Capital Properties, Inc.